ET&T HOST PROCESSING AGREEMENT

This Agreement states that Betting, Inc., a Missouri corporation, does hereby agree that Electronic Transactions & Technologies (ET&T) shall be the sole provider of bank host processing for all Betting, Inc. transactions that are sent by terminals that read credit cards, ATM cards, or smart cards.

That ET&T shall charge Betting, Inc. a fee of $0.25 per transaction or 2.5%
of the wager being sent by Betting, Inc. to gaming operators.

That these transactions shall originate from globally placed
Betting, Inc.
equipment and/or Betting, Inc. licensed operators.

This exclusive ET&T host service contract for Betting, Inc. expires on
January 1, 2006.


				Electronic Transactions & Technologies


Dated: April 28, 1997		By:_/s/  Thomas S. Hughes__
Thomas S, Hughes, Chairman & CEO


					Betting, Inc.


Dated: April 28, 1997		By:/s/_Thomas S. Hughes__
					Thomas S. Hughes, Chairman & CEO